Exhibit 99.1

Contacts:	Kristin Southey
SVP, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
SVP, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES RECORD

FIRST QUARTER FINANCIAL RESULTS

- Q1 Net Revenues and EPS Ahead of Prior Year and Prior Outlook –

-   Q1 GAAP EPS Increased 40% and Non-GAAP EPS Up 44% Over Prior Year -

- Q1 Net Revenues from Digital Channels Grow 30% -

- Company Increases Full Year Outlook for Net Revenues and EPS -

Santa Monica, CA – May 9, 2011 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the first quarter of 2011.

For the quarter ended March 31, 2011, Activision Blizzard’s GAAP net revenues increased to $1.4 billion, as compared with $1.3 billion for the first quarter of 2010.   On a non-GAAP basis, the company’s net revenues were $755 million, as compared with $714 million for the first quarter of 2010.  For the first quarter, GAAP net revenues from digital channels increased 30% year over year, accounting for 30% of the company’s total net revenues.  On a non-GAAP basis, net revenues from digital channels also increased 30% year over year, accounting for more than 50% of total net revenues.

For the quarter ended March 31, 2011, Activision Blizzard’s GAAP earnings per diluted share increased to $0.42, as compared with $0.30 for the first quarter of 2010.  On a non-GAAP basis, the company’s earnings per diluted share were $0.13, as compared with $0.09 for the first quarter of 2010.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, CEO of Activision Blizzard, stated, “With over $1.4 billion of GAAP net revenues and $0.42 of GAAP EPS our record first-quarter performance was driven by digital sales and the continued strength of Activision Publishing’s Call of Duty® and Blizzard Entertainment’s World of Warcraft® franchises.  Digital content continues to represent a significant portion of our revenues and increased by about $100 million year over year, enabling us to deliver record first-quarter operating margins and earnings per share.   The Call of Duty: Black Ops® First Strike content pack shattered Xbox LIVE® launch records, surpassing 1.4 million downloads in the first 24 hours alone,(1) and Blizzard’s Battle.net® service continues to grow its service offerings.    To date, Call of Duty: Black Ops players have logged more than 1.2 billion online hours of online gameplay.(2)”

Kotick continued, “Interactive entertainment continues to see broader audience appeal and powerful positive trends in online gameplay and online distribution. Our incredibly talented people continue to lead in innovation and we continue to deliver the world’s best games combined with strong financial performance.”

Business Highlights

•                  During the first quarter, Call of Duty: Black Ops became the best-selling game of all time in dollars across the Xbox 360® video game and entertainment system from Microsoft, the PlayStation®3 computer entertainment system and the PC in the U.S. and Europe and was also the #1 game in the U.S. and Europe for the quarter.(3)

•                  For the first quarter, Activision Blizzard had three top-10 PC titles with Blizzard Entertainment’s World of Warcraft: Cataclysm™ and StarCraft II: Wings of Liberty™ and Activision Publishing’s Call of Duty: Black Ops.(3)

•                  Total unique online gamers playing Call of Duty: Black Ops were more than 33% greater than the total unique online gamers who played Call of Duty: Modern Warfare® 2 for the first five months after each game’s release.(4)

•                  During the quarter, digital downloads of the Call of Duty: Black Ops First Strike content pack were more than 20% higher than digital downloads of the Call of Duty: Modern Warfare 2 Stimulus Pack during the comparable period in 2010.(4)

(1) According to Microsoft

(2) According to Activision Blizzard internal estimates

(3) According to The NPD Group, Charttrack and Gfk.

(4) According to Microsoft, Sony and Activision Blizzard internal estimates

•                  Since Call of Duty: Black Ops First Strike launched on February 1, players have spent an average of 58 minutes per day playing online, exceeding the 55 minutes the average user spends per day on Facebook.(5)

•                  As of March 31, 2011, Activision Blizzard had purchased approximately 31 million shares of its common stock, for approximately $344 million, under the $1.5 billion stock repurchase program authorized by its Board of Directors on February 9, 2011.

•                  Activision Blizzard will pay a cash dividend of $0.165 per common share on May 11, 2011 to shareholders of record as of March 16, 2011.  The dividend represents a 10% increase over the dividend that was issued in 2010.

Company Outlook

On May 3, 2011, Activision Publishing released the Call of Duty: Black Ops Escalation content pack on the Xbox 360 video game and entertainment system from Microsoft.  The pack also is expected to be available during the second quarter on Sony’s PlayStation3 computer entertainment system and the PC.   During the quarter, Activision Publishing also expects to release Transformers: Dark of the Moon, which will launch in connection with the release of the upcoming feature film of the same name; and Wipeout In The Zone, a Kinect-ready title for the Xbox 360 which is expected to be available in conjunction with the premier of Wipeout’s summer television season.

The company plans to allocate the majority of its resources and focus toward opportunities which it expects will afford it the greatest competitive advantages and the greatest potential for best-in-class quality, high-margin digital growth, and long-term success.  These opportunities include new content for Blizzard Entertainment’s World of Warcraft, StarCraft and Diablo franchises, and its next-generation MMO; robust investment in forthcoming Call of Duty titles, including a micro-transaction game for China; the development of a best-in-class digital platform surrounding the Call of Duty franchise; a new property from Bungie; and Skylander’s Spyro’s Adventure,™ an innovative new universe bringing the world of toys, video games and the Internet together in an unprecedented way.  These investments should better position Activision Blizzard for long-term growth and enable it to continue expanding its position as the largest digital publisher.

(5) According to Microsoft, Sony, Activision Blizzard internal estimates and Digitalbuzzblog.com

For calendar year 2011, Activision Blizzard is raising its outlook from the estimates it provided on February 9, 2011.  Since Blizzard Entertainment has not confirmed a launch date for its next global release, the company’s calendar year outlook at this time does not include a new game from Blizzard in 2011.

	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non-GAAP Outlook
CY 2011
Net Revenues (in billions)	$4.05	$3.95	$3.95	$3.90
EPS	$0.61	$0.56	$0.73	$0.70
Q2 2011
Net Revenues (in millions)	$985	n/a	$575	n/a
EPS	$0.19	n/a	$0.04	n/a

*Prior outlook was provided on February 9, 2011

Activision Blizzard’s financial outlook is subject to significant risks and uncertainties, including declines in demand for its products, competition, the effectiveness of the company’s restructuring efforts, fluctuations in foreign exchange and tax rates, and counterparty risks relating to customers, licensees, licensors and manufacturers.

The company’s outlook is also based on assumptions about sell-through rates for its products, and the launch timing, success and pricing of its new slate of products.  Current macroeconomic conditions increase those risks and uncertainties.  As a result of these and other factors, actual results may deviate materially from the outlook presented above.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the first-quarter and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 877-719-9796 in the U.S. with passcode 7833192.

Non-GAAP Financial Measures

In order to supplement our financial measures that are presented in accordance with GAAP, Activision Blizzard presents certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  expenses related to the restructuring of our Activision Publishing operations;

•                  the amortization of intangibles and impairment of intangible assets; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games. Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across the major categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital and used games, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, litigation risks and associated costs, the effectiveness of Activision Blizzard’s restructuring efforts, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other  factors  identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2011	2010

Net revenues:
Product sales	$1,061	$986
Subscription, licensing and other revenues	388	322
Total net revenues	1,449	1,308

Costs and expenses:
Cost of sales - product costs	299	337
Cost of sales - massively multi-player online role playing game (“MMORPG”)	63	54
Cost of sales - software royalties and amortization	61	99
Cost of sales - intellectual property licenses	29	43
Product development	142	143
Sales and marketing	64	56
General and administrative	98	65
Restructuring	19	—
Total costs and expenses	775	797
Operating income	674	511
Investment and other income, net	2	—
Income before income tax expense	676	511
Income tax expense	173	130
Net income	$503	$381

Basic earnings per common share	$0.42	$0.30
Weighted average common shares outstanding	1,173	1,248

Diluted earnings per common share	$0.42	$0.30
Weighted average common shares outstanding assuming dilution	1,182	1,264

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$2,658	$2,812
Short-term investments	701	696
Accounts receivable, net	95	640
Inventories	103	112
Software development	129	147
Intellectual property licenses	32	45
Deferred income taxes, net	464	620
Other current assets	167	293
Total current assets	4,349	5,365
Long-term investments	25	23
Software development	65	55
Intellectual property licenses	29	28
Property and equipment, net	165	169
Other assets	25	21
Intangible assets, net	152	160
Trademark and trade names	433	433
Goodwill	7,134	7,132
Total assets	$12,377	$13,386

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$172	$363
Deferred revenues	1,043	1,726
Accrued expenses and other liabilities	676	838
Total current liabilities	1,891	2,927
Deferred income taxes, net	83	92
Other liabilities	166	164
Total liabilities	2,140	3,183

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,382	12,353
Treasury stock	(2,537)	(2,194)
Retained earnings	366	57
Accumulated other comprehensive income (loss)	26	(13)
Total shareholders’ equity	10,237	10,203
Total liabilities and shareholders’ equity	$12,377	$13,386

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended March 31, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$1,449	$299	$63	$61	$29	$142	$64	$98	$19	$775
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(694)	(132)	—	(42)	(14)	—	—	—	—	(188)
Less: Stock-based compensation	(b)	—	—	—	(4)	—	(6)	(1)	(12)	—	(23)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(19)	(19)
Less: Amortization of intangible assets	(e)	—	—	—	—	(8)	—	—	—	—	(8)
Non-GAAP Measurement		$755	$167	$63	$15	$7	$136	$63	$86	$—	$537

Three Months Ended March 31, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$674	$503	$0.42	$0.42
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(506)	(381)	(0.32)	(0.32)
Less: Stock-based compensation	(b)	23	15	0.01	0.01
Less: Restructuring	(c)	19	14	0.01	0.01
Less: Amortization of intangible assets	(e)	8	5	—	—
Non-GAAP Measurement		$218	$156	$0.13	$0.13

Three Months Ended March 31, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,308	$337	$54	$99	$43	$143	$56	$65	$797
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(594)	(133)	—	(37)	(14)	—	—	—	(184)
Less: Stock-based compensation	(b)	—	—	—	(29)	—	(4)	(2)	(9)	(44)
Less: Restructuring (included in general and administrative)	(d)	—	—	—	—	—	—	—	(3)	(3)
Less: Amortization of intangible assets	(e)	—	(1)	—	(4)	(12)	—	—	—	(17)
Non-GAAP Measurement		$714	$203	$54	$29	$17	$139	$54	$53	$549

Three Months Ended March 31, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$511	$381	$0.30	$0.30
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(410)	(308)	(0.24)	(0.24)
Less: Stock-based compensation	(b)	44	30	0.02	0.02
Less: Restructuring (included in general and administrative)	(d)	3	2	—	—
Less: Amortization of intangible assets	(e)	17	11	0.01	0.01
Non-GAAP Measurement		$165	$116	$0.09	$0.09

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to our Activision Publishing operations.

(d) Reflects restructuring related to the Business Combination with Vivendi Games.  Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e) Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	March 31, 2011		March 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$946	65%	$907	70%	$39	4%
Digital online channels*	428	30	330	25	98	30
Total Activision and Blizzard	1,374	95	1,237	95	137	11

Distribution	75	5	71	5	4	6
Total consolidated GAAP net revenues	1,449	100	1,308	100	141	11

Change in Deferred Net Revenues(1)
Retail channels	(706)		(603)
Digital online channels*	12		9
Total changes in deferred net revenues	(694)		(594)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	240	32	304	43	(64)	(21)
Digital online channels*	440	58	339	47	101	30
Total Activision and Blizzard	680	90	643	90	37	6

Distribution	75	10	71	10	4	6
Total non-GAAP net revenues (2)	$755	100%	$714	100%	$41	6%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Represents revenues from subscriptions and licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	March 31, 2011		March 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	$395	27%	$310	24%	$85	27%
PC and Other	124	9	49	4	75	153
Sony PlayStation 3	342	24	304	23	38	13
Sony PlayStation 2	4	—	15	1	(11)	(73)
Microsoft Xbox 360	396	27	384	30	12	3
Nintendo Wii	82	6	136	10	(54)	(40)
Total console^	824	57	839	64	(15)	(2)
Sony PlayStation Portable	5	—	5	—	—	—
Nintendo 3DS	4	—	—	—	4	NM
Nintendo Dual Screen	22	2	34	3	(12)	(35)
Total handheld	31	2	39	3	(8)	(21)
Total Activision and Blizzard	1,374	95	1,237	95	137	11

Distribution:
Total Distribution	75	5	71	5	4	6
Total consolidated GAAP net revenues	1,449	100	1,308	100	141	11

Change in Deferred Net Revenues(1)
Activision and Blizzard:
Online subscriptions*	(56)		(8)
PC and Other	(87)		(24)
Sony PlayStation 3	(244)		(222)
Microsoft Xbox 360	(259)		(280)
Nintendo Wii	(46)		(60)
Total console^	(549)		(562)
Nintendo Dual Screen	(2)		—
Total changes in deferred net revenues	(694)		(594)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	339	45	302	42	37	12
PC and Other	37	4	25	3	12	48
Sony PlayStation 3	98	13	82	11	16	20
Sony PlayStation 2	4	1	15	2	(11)	(73)
Microsoft Xbox 360	137	18	104	15	33	32
Nintendo Wii	36	4	76	11	(40)	(53)
Total console^	275	36	277	39	(2)	(1)
Sony PlayStation Portable	5	1	5	1	—	—
Nintendo 3DS	4	1	—	—	4	NM
Nintendo Dual Screen	20	3	34	5	(14)	(41)
Total handheld	29	5	39	6	(10)	(26)
Total Activision and Blizzard	680	90	643	90	37	6

Distribution:
Total Distribution	75	10	71	10	4	6
Total non-GAAP net revenues(2)	$755	100%	$714	100%	$41	6%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

^ Downloadable content are included in each respective console platforms, hence, total console.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	March 31, 2011		March 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$748	52%	$703	54%	$45	6%
Europe	594	41	524	40	70	13
Asia Pacific	107	7	81	6	26	32
Total consolidated GAAP net revenues	1,449	100	1,308	100	141	11

Change in Deferred Net Revenues(1)
North America	(383)		(312)
Europe	(271)		(254)
Asia Pacific	(40)		(28)
Total changes in net revenues	(694)		(594)

Non-GAAP Net Revenues by Geographic Region
North America	365	48	391	55	(26)	(7)
Europe	323	43	270	38	53	20
Asia Pacific	67	9	53	7	14	26
Total non-GAAP net revenues(2)	$755	100%	$714	100%	$41	6%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months Ended March 31, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	March 31, 2011		March 31, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$323	22%	$337	26%	$(14)	(4)%
Blizzard(ii)	357	25	306	23	51	17
Distribution(iii)	75	5	71	6	4	6
Operating segment total	755	52	714	55	41	6

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	694	48	594	45
Consolidated net revenues	$1,449	100%	$1,308	100%	$141	11%

Segment income from operations:
Activision(i)	$48		$7		$41	NM %
Blizzard(ii)	170		158		12	8
Distribution(iii)	—		—		—	NM
Operating segment total	218		165		53	32

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	506		410
Stock-based compensation expense	(23)		(44)
Restructuring	(19)		(3)
Amortization of intangible assets	(8)		(17)
Consolidated operating income	674		511		163	32
Investment and other income, net	2		—		2	NM
Consolidated income before income tax expense	$676		$511		$165	32%

Operating margin from total operating segments	29%		23%

(i) Activision Publishing (“Activision”) —  publishes interactive software products and content.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending June 30, 2011 and

Year Ending December 31, 2011

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		June 30, 2011	December 31, 2011

Net Revenues (GAAP)		$985	$4,050

Excluding the impact of:
Change in deferred net revenues	(a)	(410)	(100)

Non-GAAP Net Revenues		$575	$3,950

Earnings Per Diluted Share (GAAP)		$0.19	$0.61

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.18)	—
Stock-based compensation	(c)	0.02	0.07
Amortization of intangible assets	(d)	—	0.04
Restructuring expenses	(e)	0.01	0.02

Non-GAAP Earnings Per Diluted Share		$0.04	$0.73

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

(e) Reflects expenses relating to the restructuring of our Activision Publishing operations.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.